SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2003

Bio-Technology General Corp.

(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15313 (Commission File Number)	13-3033811 (IRS Employer Identification No.)

One Tower Center, 14th Floor, East Brunswick, New Jersey (Address of Principal Executive Offices)		08816 (Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

None.

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 9.     REGULATION FD DISCLOSURE.

On June 5, 2003, Christopher G. Clement, President and Chief Operating Officer of Bio-Technology General Corp., made the following statements at the UBS Warburg Global Specialty Pharmaceuticals Conference held on June 5, 2003 at 9:00 a.m. at the Grand Hyatt New York:

“The pipeline, very exciting pipeline at BTG, and I’m going to talk about three of our compounds here, Prosaptide which is entering a Phase IIb trial next month, Puricase which is finishing up a Phase I trial that I’ll talk about in a moment…….”

“We are working with the Neurologic AIDS Research Consortium, which is the group funded out of the NIH, our next clinical trial in HIV that we will be a Phase IIb trial, will be starting, we expect to open sites for the trial next month”

“Now again I ….update to you here, we are finishing up our Phase I trial [in Puricase] in patients which is nearing its completion now but what we have found in looking at the results we have, thus far the drug is extremely well tolerated by the patients and we’re seeing the drop in uric acid levels.  So we know that we have an effective drug here so far based on the data, what we’ve seen, and we will be moving ahead and bringing this drug into Phase II trials later this year….”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNOLOGY GENERAL CORP. (Registrant)

By:	/s/ Whitney K. Stearns, Jr.
Whitney K. Stearns, Jr. Senior Vice President-Chief Financial Officer and Treasurer

Dated: June 5, 2003